U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   January 18, 1998
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                        LINDSEY TECHNOLOGIES, INC.
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           (Exact name of registrant as specified in its charter)


   Colorado                                               84-1121635
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(State or other jurisdiction                         (IRS Employer
  of incorporation)                                   Identification No.)


                      3025 South Parker Road, Suite 109
                           Aurora, Colorado  80014
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                   (Address of principal executive offices)


Issuer's telephone number, including area code:   (303)306-1988
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Item 2. Acquisition or Disposition of Assets

On November 5, 1998, Lindsey Technologies, Inc. ("the Company", "LTI"), completed a merger with Distributed Quality Corp. ("DQC"), acquiring all of DQC's issued and outstanding stock in exchange for 540,000 common shares of LTI valued at $5 per share. Through the merger, LTI acquired contract rights to a software development package formulated by StellarX, which is a component based framework, composed of tools and based on Versant Technology. The development software will help enable the Company to devise its own quality management information system software. Included in the package are distribution rights. The Company has recorded the acquired software at a net value of $2,700,000 based on a combination of cost and fair market value. The acquisition of DQC has been accounted for as a purchase.
Audited financial statements of DQC and pro forma financials shall be provided with the Company's December 31, 1998 10-QSB filing.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LINDSEY TECHNOLOGIES, INC.
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                                               (Registrant)


Date:   January 18, 1998                        Lionel Mauclaire
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                                                (Signature)
                                         Lionel Mauclaire, President